Exhibit 3.1

Delaware The First State Pag e 1 2132451 8100 SR# 20160357674 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication : 201716834 Date : 01 - 22 - 16 I, JEFFREY W . BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUEST PATENT RESEARCH CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY - SECOND DAY OF JANUARY, A . D . 2016 , AT 2 : 23 O`CLOCK P . M . A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS .

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF QUEST PATENT RESEARCH CORPORATION Quest Patent Research Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, (the "Corporation") does hereby certify as fo1lows. 1. The name of the Corporation is Quest Patent Research Corporation. The original name of the Corporation was Phase - Out of America. The original certificate of incorporation was filed with the Secretary of State on July 17, 1987. 2. This Amended and Restated Certificate oflncorporation (as set forth herein and as the same may be hereafter amended in accordance with the General Corporation Law, the "Amended and Restated Certificate") was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware. 3. This Amended and Restated Certificate restates, integrates and amends the provision of Corporation's certificat e of incorporation. 4. The text of the Corporation's certificate ofincorporation is hereby restated and amended in its entirety to read as follows: FIRST: The name of the corporation is Quest Patent Research Corporation (the "Corporation"). SECOND: The address, including street , number, city, and county, of the registered office of the Corporation in the State of Delaware is National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, Kent County, Delaware 19904. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is one billion two hundred sixty million (1,260,000,000) shares, of which (i) ten million (10,000,000) shares are designated as preferred stock, with a par value of $0.00003 per share ("Preferred Stock"), and (ii) one billion two hundred fifty million (1,250,000,000) shares are designated as common stock , with a par value of $0.00003 per share ("Common Stock"). (b) Except as provided by law or this Amended and Restated Certificate, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all matter s submitte d t o a vote of stockholder s of th e Corporation. (c) The Preferred Stock may be issued from time to time in one or more series . The Board of Directors (the "Board") is hereby expressly authorized to provide for the creation and issuance of one or more classes or series of Preferred Stock, as shall be stated in the State of Delaware Secre t ary o f S t a t e Division of Corporat i ons Delivere d 02:23 P M 0 1 /22n 0 1 6 FILE D 02:23 P M 01122no16 SR 20160357674 - FileN um ber 213245 1

resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a "Preferred Stock Designation") filed pursuant to the General Corporation Law, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Each class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board may determine, from time to time, which shall be set forth in the Preferred Stock Designation, including, but not limited to: (i) the designation of such class or series and the number of shares to constitute such class or series; (ii) whether dividends shall be payable with respect to such class or series, and, if dividends are payable, the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non - cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation; (iii) whether th e share s of suc h clas s or serie s shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices, manner and other terms and conditions of such redemption (iv) the special and relative rights and preferences, if any, and the amount or amounts per share, if any, which the shares of such class or series of Preferred Stock shall be entitled to receive, in preference over any or all other classes or series, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (and distribution of the net assets of the Corporation in connection therewith), and the extent that the holders of such class or series participate with the holders of any other class or series of capital stock of the Corporation;; (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange; (vi) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled; (vii) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, an d th e term s an d condition s of suc h obligation; (vii) voting rights, i f any , includin g special , conditional or limited voting rights with respect to any matter, including with respect to the election of directors and matter s adversel y affectin g an y clas s or serie s of Preferre d Stock; - 2 - {00395568.DOCX.2 l

(viii) limitations and restrictions, if any, on the issuance or reissuance of any additional shares of such class or series or of any class or series of Preferred Stock; and (ix) such other preferences, limitations or relative rights and privileges thereof as the Board, acting in accordance with applicable law and this Amended and Restated Certificate, may deem advisable and which are not inconsistent with law or with the provisions of this Amended and Restated Certificate. FIFTH: (a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, as provided in the Preferred Stock Designation relating to such class or series of Preferred Stock, shall be fixed from time to time exclusively by the Board in accordance with the By - Laws of the Corporation. (b) Subject to the rights of holders of any class or series of Preferred Stock, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III directors. The Board is authorized to assign members of the board of directors already in office to Class I, Class II or Class III. The term of the initial Class I directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three - year term. Subject to the rights of the holders of a class or series of Preferred Stock, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. (c) Except as may be provided in a Preferred Stock Designation, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal. (d) Except as may be provided in a Preferred Stock Designation with respect to a director designated by the holders of one or more classes or series of Preferred Stock, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been - 3 - {00395568.DOCX.2)

elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal. (e) Except as otherwise required by law, whenever the holders of one or more class or series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of the applicable Preferred Stock Designation and such directors shall not be included in any of the classes created pursuant to this paragraph (b) of this Article FIFTH unless expressly provided by such Preferred Stock Designation. SIXTH: The Board shall have power to make and to alter or amend the By - Laws of the Corporation. SEVENTH: The By - Laws shall determine whether and to what extent the accounts and books of this Corporation or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by law or by resolution of the stockholders. EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. NINTH : (a) The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto . Expenses (including attorneys' fees) incurred by an officer or director party in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby . Notwithstanding the foregoing provisions of this Article NINTH, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board . - 4 - (00395568.DOCX.2}

(b) The rights to indemnification and advancement of expenses conferred by this Article NINTH shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate, the By - Laws, an agreement, vote of stockholders or disinterested directors, or otherwise . (c) Any repeal or amendment of this Article NINTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Article NINTH, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision . (d) This Article NINTH shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees named in this Article NINTH . TENTH : Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs . If a majority in number representing three fourths ( 3 / 4 ) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation . IN WITNESS WHEREOF, Quest Patent Research Corporation has caused this Restated Certificate of Incorporation to be signed by its chief executive officer this 22 nd day of January, 2016. ,,, - 7 Li'Jt - 5 - {00395568.DOCX.2)

Delaware The First State Pag e 1 2132451 8100 SR# 20174779440 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication : 202721711 Date : 06 - 16 - 17 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “QUEST PATENT RESEARCH CORPORATION”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JUNE, A.D. 2017, AT 3:49 O`CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

CERTIFICAT E O F AMENDMENT TOTHE CERTIFICAT E O F INCORPORATION OF QUEST PATENT RESEARCH CORPORATION Quest Patent Research Corporation, a corporation organized and existing under the General Corporation La w of th e Stat e of Delawar e ( th e "corporation"), does hereby certify: l . The Certificate oflncorporation of the corporation was filed with the Secretary of State on July 17 , 1987 . An Amended and Restated Certificate oflncorporation (the "Restated Certificate of Incorporation") of the corporation was filed with the Secretary of State on January 22 , 2016 . 2. Paragraph (a) of Article FOURTH of the Restated Certificate oflncorporation is hereby amended and restated to read as follows: "FOURTH : (a) The total number of shares of capital stock which the Corporation shall have authority to issue is ten billion ten million ( 10 , 010 , 000 , 000 )shares, of which (i) ten million ( 10 , 000 , 000 ) shares are designated as preferred stock, with a par value of $ 0 . 00003 per share ("Preferred Stock"), and (ii) ten billion ( 10 , 000 , 000 , 000 ) shares are designated as common stock, with a par value of $ 0 . 00003 per shar e (''Commo n Stock" ) . " 3. This Amendment to the Restated Certificate oflncorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of Delaware. 4. The capital of the corporation will not be reduced under or by reason of any amendment herein certified. IN WITNESS WHEREOF, Quest Patent Research Corporation has caused this Certificate to be signed by its Chief Executive Officer this 15 th day of June, 2017 . Is l Jon C . Scahil l Jon C . Scahill , Chief Executiv e Officer State o f D e l awa r e Secretary of State D iv i s i on of Co rp o r ati o ns D e l i v e red 0 3 : 4 9 P M 0 6 / 1 5 / 2 0 17 FIL E D 0 3 : 4 9 P M 0 6 / 1 5 / 2 017 S R 20 1 7 4 77 9 44 0 - F il eN umb er 213245 1 {00515524 . DOC . l )